UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 11, 2017

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CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On and effective May 11, 2017, Cumulus Media Inc. (the “Company”) appointed Suzanne G. Smith as the Company’s Vice President and Chief Accounting Officer.
Ms. Smith, age 49, has over 20 years of experience in accounting and finance at a variety of public and privately held companies. Most recently, Ms. Smith served as Vice President and Corporate Controller at EmployBridge, a privately held temporary staffing firm from September 2015. Prior thereto she served as interim Chief Financial Officer on a consulting basis to various companies from May 2015. Ms. Smith previously served as Senior Vice President and Corporate Controller at Serta Simmons Bedding, a manufacturer of mattress and bedding related products, from June 2014 through May 2015, as Director of Finance and Accounting for Kemira Chemicals, a chemical industry group headquartered in Finland, from October 2013 through May 2014, and as Vice President, Treasurer and Corporate Controller of Global Aviation Holdings, provider of customized air transportation services from July 2008 until October 2013.
Ms. Smith is entitled to an annual base salary of $240,000 and an annual bonus opportunity based upon 30% of her salary. In the event she is terminated without cause within the first 12 months of her employment, she will be entitled to six months' base salary and in the event she is terminated without cause thereafter, she will be entitled to three months' base salary.
Ms. Smith is not party to any transactions with the Company that would be required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities Exchange Act of 1934.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2017	CUMULUS MEDIA INC.

/s/ Richard S. Denning
Name: Richard S. Denning
Title: Senior Vice President, Secretary and General Counsel